April 29, 1996


Wells-Gardner Electronics Corporation
2701 North Kildare Avenue
Chicago, Illinois  60639

     Re: Wells-Gardner Electronics Corporation
           1996 Nonemployee Director Stock Plan -
           250,000 Shares of Common Stock, $1.00 Par Value

Ladies and Gentlemen:

     We have acted as counsel for Wells-Gardner Electronics Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 250,000 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), which may be issued pursuant to the Wells-Gardner Electronics Corporation 1996 Nonemployee Director Stock Plan (the "Plan"), as amended.

     We have examined or considered:

          1. A copy of the Articles of Incorporation, as amended, of the Company.

          2.  The By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of the State of Illinois, as of a recent date, as to the good standing of the Company in that state.

          4. A Certificate of the Secretary of the Company relating to resolutions duly adopted by the Board of Directors of the Company regarding the Plan and the amendment to the Plan.

          5. A Certificate of the Secretary of the Company relating to the approval of the Plan by the shareholders of the Company.

          6.  A copy of the Plan and the amendment to the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

          (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock to be sold by the Company pursuant to the Plan have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ McDermott, Will & Emery
                                  McDermott, Will & Emery